Exhibit 10.11

FIREFLY NEUROSCIENCES INC.

2023 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN TABLE OF CONTENTS

ARTICLE 1 ESTABLISHMENT, PURPOSE AND DURATION		1
1.01	Establishment of the Plan.	1
1.02	Purpose of the Plan.	1
ARTICLE 2 ADMINISTRATION		6
2.01	General.	6
2.02	Authority of the Committee.	6
2.03	Delegation.	6
2.04	Investor Relations.	7
ARTICLE 3 SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS		7
3.01	Maximum Number of Shares Available for Awards.	7
3.02	Award Grants to Individuals.	7
3.03	Award Grants to Insiders	7
3.04	Adjustments in Authorized Shares.	8
ARTICLE 4 ELIGIBILITY AND PARTICIPATION		9
4.01	Eligibility.	9
4.02	Actual Participation.	9
ARTICLE 5 STOCK OPTIONS		9
5.01	Grant of Options.	9
5.02	Award Agreement.	9
5.03	Option Price.	9
5.04	Vesting of Options.	9
5.05	Duration of Options.	10
5.06	Blackout Periods.	10
5.07	Exercise of Options.	10
5.08	Payment.	10
5.09	Death, Disability, Retirement and Termination or Resignation of Employment.	10
5.10	Non-transferability of Options.	11
ARTICLE 6 SHARE APPRECIATION RIGHTS		12
6.01	Grant of SARs.	12
6.02	SAR Agreement.	12
6.03	Term of SAR.	12
6.04	Blackout Periods.	12
6.05	Exercise of SARs.	12
6.06	Payment of SAR Amount.	12
6.07	Termination of Employment.	13
6.08	Non-transferability of SARs.	14
ARTICLE 7 RESTRICTED SHARE UNITS		14
7.01	Grant of Restricted Share Units.	14

7.02	Restricted Share Unit Agreement.	14
7.03	Vesting of Restricted Share Units.	14
7.04	Black Out Periods.	14
7.05	Non-transferability of Restricted Share Units.	14
7.06	Dividends and Other Distributions.	15
7.07	Death, Disability, Retirement and Termination or Resignation of Employment.	15
7.08	Payment in Settlement of Restricted Share Units.	16
ARTICLE 8 DEFERRED SHARES UNITS		16
8.01	Grant of Deferred Share Units.	16
8.02	Deferred Share Unit Agreement.	16
8.03	Non-transferability of Deferred Share Units.	16
8.04	Black Out Periods.	16
8.05	Dividends and Other Distributions.	17
8.06	Vesting, Termination of Employment, Consultancy or Directorship.	17
8.07	Payment in Settlement of Deferred Share Units	18
ARTICLE 9 PERFORMANCE SHARE UNITS		18
9.01	Grant of Performance Share Units.	18
9.02	Value of Performance Share Units.	18
9.03	Earning of Performance Share Units.	18
9.04	Form and Timing of Payment of Performance Share Units.	19
9.05	Dividends and Other Distributions.	19
9.06	Termination of Employment, Consultancy or Directorship.	19
9.07	Non-transferability of Performance Share Units.	20
ARTICLE 10 BENEFICIARY DESIGNATION		20
10.01	Beneficiary.	20
10.02	Discretion of the Committee.	21
ARTICLE 11 RIGHTS OF PERSONS ELIGIBLE TO PARTICIPATE		21
11.01	Employment.	21
11.02	Participation.	21
11.03	Rights as a Shareholder.	21
ARTICLE 12 CHANGE OF CONTROL		22
12.01	Change of Control and Termination of Employment.	22
12.02	Discretion to Board.	22
12.03	Non-Occurrence of Change of Control.	22
12.04	Agreement with Purchaser in a Change of Control.	22
ARTICLE 13 AMENDMENT AND TERMINATION		23
13.01	Amendment and Termination.	23
13.02	Amendments Requiring Shareholder Approval.	23
ARTICLE 14 WITHHOLDING		24
14.01	Withholding.	24
14.02	Acknowledgement.	24
ARTICLE 15 SUCCESSORS		24
ARTICLE 16 GENERAL PROVISIONS		25
16.01	Delivery of Title.	25
16.02	Investment Representations.	25
16.03	Uncertificated Shares.	25
16.04	No Fractional Shares.	25
16.05	Other Compensation and Benefit Plans; No Value.	25
16.06	No Constraint on Corporate Action.	25
16.07	Compliance with Canadian Securities Laws.	26
16.08	Compliance with U.S. Securities Laws.	26
ARTICLE 17 LEGAL CONSTRUCTION		26
17.01	Number.	26
17.02	Severability.	26
17.03	Requirements of Law.	26
17.04	Governing Law.	26
17.05	Compliance with Section 409A of the Code.	27
17.06	Priority of Agreements.	27
17.07	Effective Date of Plan.	27

FIREFLY NEUROSCIENCES INC.

2023 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.01	Establishment of the Plan.

The following is the omnibus equity incentive compensation plan of Firefly Neurosciences Inc. (the “Company”) pursuant to which stock-based compensation Awards (as defined below) may be granted to eligible Participants (as defined below). The name of the plan is the 2023 Omnibus Equity Incentive Compensation Plan (the “Plan”).

The Plan permits the grant of Options, Share Appreciation Rights, Restricted Share Units, Deferred Share Units and Performance Share Units (as such terms are defined below).

In order to advance the interests of the Company and its stockholders and for the purposes described in Section 1.02 below, the Board of Directors (as defined below) has authorized the establishment of the Plan, effective July 8, 2023, subject to the approval of the Company’s shareholders, any Exchange (as defined herein) and any other applicable regulatory authorities. This Plan constitutes an amendment to and restatement of the Predecessor Plan. All outstanding stock options granted under the Predecessor Plan (the “Predecessor Options”) shall continue to be outstanding as stock options granted under and subject to the terms of this Plan, provided however that if the terms of this Plan adversely alter the terms or conditions, or impair any right of, an option holder pursuant to any Predecessor Option, and such option holder has not otherwise consented thereto, the applicable terms of the Predecessor Plan shall continue to apply for the benefit of such option holder.

1.02	Purpose of the Plan.

The purposes of the Plan are to: (i) provide the Company with a mechanism to attract, retain and motivate highly qualified directors, officers, employees and consultants, (ii) align the interests of Participants with that of other shareholders of the Company generally, and (iii) enable and encourage Participants to participate in the long-term growth of the Company through the acquisition of Shares (as defined below) as long-term investments.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended, such term shall be capitalized.

“Affiliate” means any corporation, partnership or other entity (i) in which the Company, directly or indirectly, has majority ownership interest or (ii) which the Company controls. For the purposes of this definition, the Company is deemed to “control” such corporation, partnership or other entity if the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, partnership or other entity, whether through the ownership of voting securities, by contract or otherwise, and includes a corporation which is considered to be a subsidiary for purposes of consolidation under International Financial Reporting Standards.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Deferred Share Units, Restricted Share Units or Performance Share Units, in each case subject to the terms of the Plan.

“Award Agreement” means either (i) a written agreement entered into by the Company or an Affiliate of the Company and a Participant setting forth the terms and provisions applicable to Awards granted under the Plan; or (ii) a written statement issued by the Company or an Affiliate of the Company to a Participant describing the terms and provisions of such Award. All Award Agreements shall be deemed to incorporate the provisions of the Plan. An Award Agreement need not be identical to other Award Agreements either in form or substance.

“BCSA” means the Securities Act (British Columbia), as may be amended from time to time.

“Blackout Period” means a period of time during which the Participant cannot sell Shares, due to applicable law or policies of the Company in respect of insider trading.

“Board” or “Board of Directors” means the Board of Directors of the Company as may be constituted from time to time.

“Cause” means (i) if the Participant has a written agreement pursuant to which the Participant offers the Participant’s services to the Company and the term “cause” is defined in such agreement, “cause” as defined in such agreement; or otherwise (ii) (A) the inability of the Participant to perform the Participant’s duties due to a legal impediment such as an injunction, restraining order or other type of judicial judgment, decree or order entered against the Participant; (B) the failure of the Participant to follow the Company’s reasonable instructions with respect to the performance of the Participant’s duties; (C) any material breach by the Participant of the Participant’s obligations under any code of ethics, any other code of business conduct or any lawful policies or procedures of the Company; (D) excessive absenteeism, flagrant neglect of duties, serious misconduct, or conviction of crime or fraud; and (E) any other act or omission of the Participant which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee.

“Change of Control” means the occurrence of any one or more of the following events:

(i)

a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Company as a result of which the holders of Shares prior to the completion of the transaction hold or beneficially own, directly or indirectly, less than 50% of the outstanding Voting Securities of the successor corporation after completion of the transaction;

(ii)

the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of all or substantially all of the assets of the Company and/or any of its subsidiaries to any other person or entity, other than a disposition to a wholly-owned subsidiary in the course of a reorganization of the assets of the Company and its subsidiaries;

(iii)	a resolution is adopted to wind-up, dissolve or liquidate the Company;

(iv)	an acquisition by any person, entity or group of persons or entities acting jointly or in concert of beneficial ownership of more than 50% of the Shares; or

(v)	the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” means the Board of Directors or if so delegated in whole or in part by the Board, the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan.

“Company” means Firefly Neurosciences Inc.

“Consultant” means, in relation to the Company, an individual (other than an Employee or a Director of the Company) or company that: (a) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Issuer or to an Affiliate of the Company, other than services provided in relation to a distribution of securities; (b) provides the services under a written contract between the Company or an Affiliate of the Company and the individual or the company, as the case may be; (c) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company; and (d) has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

“Deferred Share Unit” means an Award denominated in units that provides the holder thereof with a right to receive Shares or cash or a combination thereof upon settlement of the Award, granted under and subject to the terms of the Plan.

“Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

“Disability” means the disability of the Participant which would entitle the Participant to receive disability benefits pursuant to the long-term disability plan of the Company (if one exists) then covering the Participant, provided that the Committee may, in its sole discretion, determine that, notwithstanding the provisions of any such long-term disability plan, the Participant is permanently disabled for the purposes of the Plan. For greater clarity, any determination as to whether a Participant ceases to be eligible to be a Participant under the Plan as a result of their Disability will in each case be made subject always to any accommodation obligations and any statutory job protections that are imposed under applicable laws.

“Dividend Equivalent” means a right with respect to an Award to receive cash, Shares or other property equal in value and form to dividends declared by the Board and paid with respect to outstanding Shares. Dividend Equivalents shall not apply to an Award unless specifically provided for in the Award Agreement, and if specifically provided for in the Award Agreement shall be subject to such terms and conditions set forth in the Award Agreement as the Committee shall determine.

“Employee” means any employee or officer of the Company or an Affiliate of the Company. Directors who are not otherwise employed by the Company or an Affiliate of the Company shall not be considered Employees under the Plan.

“Exchange” means such recognized stock exchange or trading platform upon which the Shares trade and which has been designated by the Committee.

“FMV” means, unless otherwise required by any applicable provision of the Code or any regulations thereunder or by any applicable accounting standard for the Company’s desired accounting for Awards or by the policies of the Exchange, a price that is determined by the Committee, provided that such price cannot be less than the last closing price of the Shares on the Exchange less any discount permitted by the rules or policies of the Exchange.

“Good Reason” means, in relation to a resignation or Retirement, that following a Change of Control, any of the following occur without the consent of the Participant:

(i)

a substantial and detrimental alteration of the Participant’s position or title or in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change of Control;

(ii)

a reduction of 10% or more of the Participant’s base salary or target bonus and cancellation of applicable compensation plans and the failure to replace those plans with substantially comparable plans;

(iii)	the failure to continue to provide employment benefits and perquisites comparable, in the aggregate, to those enjoyed immediately prior to the Change of Control; or

(iv)	the Participant being relocated to an office or location that is 50 kilometres or more from the current location where the Participant is employed,

(each, a “Good Reason Event”),

provided that: (a) within 10 business days following the occurrence of any Good Reason Event, the Participant provides written notice to the Company or an Affiliate of the Company detailing the Good Reason Event relied upon (failing which such occurrence will cease to constitute a Good Reason Event); and (b) the Company or such Affiliate of the Company fails to cure the Good Reason Event within two weeks after receipt of such written notice.

“Grant Price” means the price against which the amount payable is determined upon exercise of a SAR.

“Insider” shall have the meaning ascribed thereto in Section 1 of the BCSA.

“ITA” means the Income Tax Act (Canada).

“Non-Employee Director” means a Director who is not an Employee.

“Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time subject to the terms of the Plan.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

“Participant” means an Employee, Non-Employee Director or Consultant who has been selected to receive an Award, or who has an outstanding Award granted under the Plan or the Predecessor Plan.

“Performance Period” means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.

“Performance Share Unit” means an Award granted under Article 9 herein and subject to the terms of the Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

“Period of Restriction” means the period when an Award of Restricted Share Units is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or upon the occurrence of other events as determined by the Committee, in its discretion.

“Person” shall have the meaning ascribed to such term in Section 1 of the BCSA.

“Restricted Share Unit” means an Award denominated in units subject to a Period of Restriction, with a right to receive Shares or cash or a combination thereof upon settlement of the Award, granted under Article 7 herein and subject to the terms of the Plan.

“Retirement” or “Retire” means a Participant’s permanent withdrawal from employment or office with the Company or an Affiliate of the Company on terms and conditions accepted and determined by the Board.

“Security Based Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to Participants, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise.

“Share Appreciation Right” or “SAR” means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article 6 herein and subject to the terms of the Plan.

“Shares” means common shares of the Company.

“Termination Date” means:

(i)	in the case of a Participant who dies, the date of death; and

(ii)

in all other cases, the date designated by the Company or an Affiliate of the Company, in written notice to a Participant, as the date on which a Participant ceases to be eligible to participate under the Plan as a result of a termination of employment, officer position, board service or consulting arrangement with the Company or any Affiliate of the Company for any reason (whether such date is selected by agreement with the Participant, unilaterally by the Company or the Affiliate, whether with or without advance notice to the Participant, and whether or not that cessation is lawful; but provided that, in the case of a voluntary resignation or voluntary termination by that Participant, the Termination Date may not be earlier than the date notice of that voluntary resignation or termination was first given by that Participant).

For greater clarity:

1.

“Termination Date” specifically does not mean the date on which any period of notice, which the Company or any Affiliate of the Company may be required to provide to (or that may be claimed by) that Participant, expires.

2.

The Termination Date will be determined without regard to any applicable notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, period of salary continuation or of deemed employment or of deemed service, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner), and none of the foregoing shall be considered for the purposes of determining the Participant’s entitlements under the Plan.

“U.S. Participants” means those Participants that are United States taxpayers.

“Vesting Date" means the date or dates set out in the Award Agreement on which an Award will vest, or such earlier date as is provided for in the Plan or is determined by the Committee.

“Voting Securities” shall mean any securities of the Company ordinarily carrying the right to vote at elections of directors and any securities immediately convertible into or exchangeable for such securities.

ARTICLE 2
ADMINISTRATION

2.01	General.

The Committee shall be responsible for administering the Plan. The Committee may employ lawyers, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive and binding upon the Participants, the Company, and all other interested parties. No member of the Committee will be liable for any action or determination taken or made in good faith with respect to the Plan or Awards granted hereunder. Each member of the Committee shall be entitled to indemnification by the Company with respect to any such determination or action in the manner provided for by the Company and its subsidiaries.

2.02	Authority of the Committee.

The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including grant, exercise price, issue price and vesting terms, whether Awards payout in cash or Shares where applicable, determining any performance goals applicable to Awards and whether such performance goals have been achieved, and, subject to Article 13 , adopting modifications and amendments to the Plan or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the jurisdictions in which the Company and its Affiliates operate.

2.03	Delegation.

The Committee may delegate to one or more of its members any of the Committee’s administrative duties or powers as it may deem advisable; provided, however, that any such delegation must be permitted under applicable corporate law.

2.04	Investor Relations.

The Board shall be required to monitor the trading in the securities of the Company by all Consultants or persons (in the aggregate) retained to provide Investor Relations Activities to the Corporations, which may include the establishment of a designated brokerage account through which such Consultants or person(s) conducts all trades in the securities of the Company or a requirement for such Consultants or person(s) to file insider trade reports with the Board.

ARTICLE 3
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

3.01	Maximum Number of Shares Available for Awards.

In respect of Options, so long as it may be required by the rules and policies of the Exchange: (i) the aggregate number of Shares issuable under this Plan in respect of Options shall not exceed twelve (12%) percent of the Company's issued and outstanding Shares at any point in time.

In respect of SARs, RSUs, DSUs and PSUs: (i) the maximum aggregate number of Shares issuable under this Plan in respect of SARs, RSUs, DSUs and PSUs shall not exceed [number] at any point in time, representing [10%] of the issued and outstanding Shares of the Corporation at the Effective Date; (ii) the total number of SARs, RSUs, DSUs and PSUs issuable to any Participant under this Plan shall not exceed one (1%) percent of the issued and outstanding Shares at the time of the Award; and (iii) any exercise of Options, SARs, RSUs, DSUs and PSUs does not increase the available number of Options, SARs, RSUs, DSUs and PSUs issuable under the Plan.

To the extent that an Award lapses or the rights of its Participant terminate or are paid out in cash (except in the case of Options which cannot be paid out in cash), any Shares subject to such Award shall again be available for the grant of an Award. All Shares issued pursuant to the exercise or the vesting of the Awards granted under the Plan shall be so issued as fully paid and non-assessable Shares. Notwithstanding anything herein to the contrary, any Shares forfeited, cancelled or otherwise not issued for any reason under the awards of the Predecessor Plan shall be available for grants under this Plan. Awards that by their terms are to be settled solely in cash shall not be counted against the number of shares of Shares available for the issuance of Awards under the Plan. Any Dividend Equivalents awarded in respect of DSUs that are satisfied by the issuance of Shares shall be counted against the number of shares of Shares available for the issuance of Awards under the Plan.

3.02	Award Grants to Individuals.

(a)

The maximum number of Shares for which Awards may be issued to any one Participant in any 12-month period shall not exceed 5% of the outstanding Shares, calculated on the date an Award is granted to the Participant.

(b)

The maximum number of Shares for which Awards may be issued to any Consultant in any 12-month period shall not exceed 2% of the outstanding Shares, calculated on the date an Award is granted to the Consultant.

3.03	Award Grants to Insiders

Unless disinterested shareholder approval is obtained: (i) the aggregated number of Shares issuable to Insiders upon the exercise of Security Based Compensation Arrangements granted under the Plan shall not exceed fifteen (15%) percent of the issued and outstanding Shares at any point in time; and (ii) the aggregate number of Awards issued to Insiders under the Plan within a twelve (12) month period shall not exceed fifteen (15%) percent of the issued and outstanding Shares, calculated on the as at the grant date.

3.04	Adjustments in Authorized Shares.

In the event of any corporate event or transaction (collectively, a “Corporate Reorganization”) (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, arrangement, amalgamation, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee shall make or provide for such adjustments or substitutions, as applicable, in the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Share Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to the Plan, as are equitably necessary to prevent dilution or enlargement of Participants’ rights under the Plan that otherwise would result from such corporate event or transaction. In connection with a Corporate Reorganization, the Committee shall have the discretion to permit a holder of Options to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan and the applicable Award Agreement) and the holder will then accept on the exercise of such Option, in lieu of the Shares that such holder would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that such holder would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, that holder had owned all Shares that were subject to the Option. Such adjustments shall be made automatically, without the necessity of Committee action, on the customary arithmetical basis in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in Shares.

The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan as are equitably necessary to reflect such Corporate Reorganization and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan, provided that any such adjustments must comply with Section 409A of the Code with respect to any U.S. Participants.

Subject to the provisions of Article 11 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution or conversion of Awards under the Plan in connection with any Corporate Reorganization, upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution or conversion as provided in the previous sentence.

ARTICLE 4
ELIGIBILITY AND PARTICIPATION

4.01	Eligibility.

Awards under the Plan shall be granted only to bona fide Employees, Non-Employee Directors and Consultants.

4.02	Actual Participation.

Subject to the provisions of the Plan, the Committee may, from time to time, in its sole discretion select from among eligible Employees, Non-Employee Directors and Consultants, those to whom Awards shall be granted under the Plan, and shall determine in its discretion the nature, terms, conditions and amount of each Award.

ARTICLE 5
STOCK OPTIONS

5.01	Grant of Options.

Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its discretion.

5.02	Award Agreement.

Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions, if any, upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine.

5.03	Option Price.

The Option Price for each grant of an Option under the Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price for an Option shall not be less than the greater of the following: (a) the FMV of the Shares on the date of grant; and (b) the discounted market price (as defined by the Exchange) on the date immediately prior to the date of grant.

5.04	Vesting of Options.

Subject to any provisions of the Plan or the applicable Award Agreement relating to acceleration of vesting of Options, regulatory requirements and the policies of the Exchange, the Committee shall determine the vesting provisions of each grant of Options at the time. Notwithstanding the foregoing, Options granted to any Consultant or persons (in the aggregate) retained to provide Investor Relations Activities shall vest in stages over a period of not less than 12 months with no more than One Quarter (1/4) of the Options vesting in any three-month period.

5.05	Duration of Options.

Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that, subject to section 5.06, no Option shall be exercisable later than the 7th (7th) anniversary date of its grant.

5.06	Blackout Periods.

If the date on which an Option is scheduled to expire occurs during, or within 10 business days after the last day of a Black Out Period applicable to such Participant, then the expiry date for such Option shall be extended to the last day of such 10 business day period.

5.07	Exercise of Options.

Options granted under this Article 5 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

5.08	Payment.

Options granted under this Article 5 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price.

The Option Price upon exercise of any Option shall be payable to the Company in full in cash, certified cheque, bank draft or wire or electronic funds transfer or any other method to deliver readily available funds that’s accepted by the Committee.

As soon as practicable after receipt of a notification of exercise and full payment of the Option Price, the Shares in respect of which the Option has been exercised shall be issued as fully-paid and non-assessable common shares of the Company. As of the business day the Company receives such notice and such payment, the Participant (or the person claiming through a Participant, as the case may be) shall be entitled to be entered on the share register of the Company as the holder of the number of Shares in respect of which the Option was exercised and to receive as promptly as possible thereafter, but in any event, on or before the 15th day of the third month of the year following the year in which the Option was exercised, a certificate or evidence of book entry representing the said number of Shares. The Company shall cause to be delivered to or to the direction of the Participant Share certificates or evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

5.09	Death, Disability, Retirement and Termination or Resignation of Employment.

If the Award Agreement does not specify the effect of a termination or resignation of employment then the following default rules will apply, provided that, notwithstanding the foregoing or anything to the contrary herein, in no event can Options terminate more than one (1) year following the Termination Date:

(a)

Death: If a Participant dies while an Employee, Director of, or Consultant to, the Company or an Affiliate of the Company then all Options remain and continue to vest (and are exercisablec) in accordance with the terms of the Plan for a period of 90 days after the Termination Date, provided that any Options that have not been exercised (whether vested or not) within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(b)

Disability: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their Disability then all Options remain and continue to vest (and are exercisable) in accordance with the terms of the Plan for a period of 90 days after the Termination Date, provided that any Options that have not been exercised (whether vested or not) within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(c)

Retirement: If a Participant Retires then the Committee shall have the discretion, with respect to such Participant’s Options, to determine: (i) whether to accelerate vesting of any or all of such Options, (ii) whether any of such Options shall be cancelled, with or without payment, and (iii) how long, if at all, such Options may remain outstanding following the Termination Date; provided, however, that in no event shall such Options be exercisable for less than 90 days after the Termination Date and more than 12 months after the Termination Date.

(d)

Termination for Cause: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their termination for Cause, then all Options, whether vested or not, as at the Termination Date shall automatically and immediately expire and be forfeited.

(e)

Termination without Cause or Voluntary Resignation: If a Participant ceases to be eligible to be a Participant under the Plan for any reason, other than as set out in sections 5.09(a)-(d), then, unless otherwise determined by the Committee in its sole discretion:

(i)	all Options that are unvested as at the Termination Date shall automatically and immediately expire and be forfeited on the Termination Date, and

(ii)

all Options that are vested as at the Termination Date shall continue to be subject to the Plan and exercisable for a period of 90 days after the Termination Date, provided that any Options that have not been exercised within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

5.10	Non-transferability of Options.

An Option granted under this Article 5 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 5 shall be exercisable during such Participant’s lifetime only by such Participant.

ARTICLE 6
SHARE APPRECIATION RIGHTS

6.01	Grant of SARs.

Subject to any provisions of the Plan or the applicable Award Agreement, regulatory requirements and the policies of the Exchange, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion.

The Grant Price for each grant of a SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may be based on one hundred percent (100%) of the FMV of the Shares on the date of grant, or set at a premium to the FMV of the Shares on the date of grant, or be indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion, provided that the Grant Price may never be less than the FMV of the Shares on the date of Grant.

6.02	SAR Agreement.

Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

6.03	Term of SAR.

The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and subject to section 6.04, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.04	Blackout Periods.

If the date on which a SAR is scheduled to expire occurs during, or within 10 business days after the last day of a Black Out Period applicable to such Participant, then the expiry date for such SAR shall be extended to the last day of such 10 business day period.

6.05	Exercise of SARs.

SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

6.06	Payment of SAR Amount.

Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount representing the difference between the FMV of the underlying Shares on the date of exercise over the Grant Price. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV of the Shares on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee at its sole discretion. Payment shall be made no earlier than the date of exercise nor later than 2½ months after the close of the year in which the SAR is exercised. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the SAR.

6.07	Termination of Employment.

Subject to this section 6.07, each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the Termination Date, provided that, notwithstanding the foregoing or anything to the contrary herein, in no event can SARs terminate more than one (1) year following the Termination Date. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, provided that such provisions shall comply with the policies of the Exchange. If the Award Agreement does not specify the effect of a termination or resignation of employment then the following default rules will apply:

(a)

Death: If a Participant dies while an Employee, Director of, or Consultant to, the Company or an Affiliate of the Company then all SARs remain and continue to vest in accordance with the terms of the Plan for a period of 90 days after the Termination Date, provided that any SARs that have not vested within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(b)

Disability: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their Disability, then all SARs remain and continue to vest in accordance with the terms of the Plan for a period of 90 days after the Termination Date, provided that any SARs that have not vested within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(c)

Retirement: If a Participant Retires then the Committee shall have the discretion, with respect to such Participant’s SARs, to determine: (i) whether to accelerate vesting of any or all of such SARs, (ii) whether any of such SARs shall be cancelled, with or without payment, and (iii) how long, if at all, such SARs may remain outstanding following the Termination Date; provided, however, that in no event shall such SARs remain outstanding for more than 12 months after the Termination Date. Notwithstanding the above, for U.S. Participants, the treatment of SARs upon retirement shall be provided for in the Award Agreement.

(d)

Termination for Cause: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their termination for Cause, then all SARs, whether vested or not, as at the Termination Date shall automatically and immediately be forfeited.

(e)

Termination without Cause or Voluntary Resignation: If a Participant ceases to be eligible to be a Participant under the Plan for any reason, other than as set out in sections 6.07(a)-(d), then, unless otherwise determined by the Committee in its sole discretion:

(i)	all SARs that are unvested as at the Termination Date shall automatically and immediately be forfeited on the Termination Date, and

(ii)	all SARs that are vested as at the Termination Date shall be paid to the Participants in accordance with the terms of the Plan and the Award Agreement.

6.08	Non-transferability of SARs.

A SAR granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

ARTICLE 7
RESTRICTED SHARE UNITS

7.01	Grant of Restricted Share Units.

Subject to any provisions of the Plan or the applicable Award Agreement, regulatory requirements and the policies of the Exchange, the Committee, at any time and from time to time, may grant Restricted Share Units to Participants in such amounts and upon such terms as the Committee shall determine.

7.02	Restricted Share Unit Agreement.

Each Restricted Share Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Share Units granted, the settlement date for Restricted Share Units, whether such Restricted Share Unit is settled in cash, Shares or a combination thereof or if the form of payment is reserved for later determination by the Committee, and any such other provisions as the Committee shall determine, provided that unless otherwise determined by the Committee or as set out in any Award Agreement. The Committee shall impose, in the Award Agreement at the time of grant, such other conditions and/or restrictions on any Restricted Share Units granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of the Exchange.

7.03	Vesting of Restricted Share Units.

Subject to any provisions of the Plan or the applicable Award Agreement relating to acceleration of vesting of RSAs, regulatory requirements and the policies of the Exchange, the Committee shall determine the vesting provisions of each grant of RSUs at the time (minimum one year vesting required as per section 1.01(a)).

7.04	Black Out Periods.

If the date on which a Restricted Share Unit is scheduled to expire occurs during, or within 10 business days after the last day of a Black Out Period applicable to such Participant, then the expiry date for such Award shall be extended to the last day of such 10 business day period.

7.05	Non-transferability of Restricted Share Units.

The Restricted Share Units granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. All rights with respect to the Restricted Share Units granted to a Participant under the Plan shall be available during such Participant’s lifetime only to such Participant.

7.06	Dividends and Other Distributions.

During the Period of Restriction, Participants holding Restricted Share Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or Dividend Equivalents while they are so held in a manner determined by the Committee in its sole discretion. Dividend Equivalents shall not apply to an Award unless specifically provided for in the Award Agreement. The Committee may apply any restrictions to the dividends or Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or Dividend Equivalents, including cash, Shares or Restricted Share Units.

7.07	Death, Disability, Retirement and Termination or Resignation of Employment.

If the Award Agreement does not specify the effect of a termination or resignation of employment then the following default rules will apply, provided that, notwithstanding the foregoing or anything to the contrary herein, in no event can Restricted Share Units terminate more than one (1) year following the Termination Date:

(a)

Death: If a Participant dies while an Employee, Director of, or Consultant to, the Company or an Affiliate of the Company then all Restricted Share Units remain and continue to vest in accordance with the terms of the Plan for a period of 90 days after the Termination Date, provided that any Restricted Share Units that have not vested within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(b)

Disability: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their Disability, then all Restricted Share Units remain and continue to vest in accordance with the terms of the Plan for a period of 90 days after the Termination Date, provided that any Restricted Share Units that have not vested within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(c)

Retirement: If a Participant Retires then the Committee shall have the discretion, with respect to such Participant’s Restricted Share Units, to determine: (i) whether to accelerate vesting of any or all of such Restricted Share Units, (ii) whether any of such Restricted Share Units shall be cancelled, with or without payment, and (iii) how long, if at all, such Restricted Share Units may remain outstanding following the Termination Date; provided, however, that in no event shall such Restricted Share Units remain outstanding for more than 12 months after the Termination Date. Notwithstanding the above, for U.S. Participants, the treatment of Restricted Share Units upon retirement shall be provided for in the Award Agreement.

(d)

Termination for Cause: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their termination for Cause, then all Restricted Share Units, whether vested or not, as at the Termination Date shall automatically and immediately be forfeited.

(e)

Termination without Cause or Voluntary Resignation: If a Participant ceases to be eligible to be a Participant under the Plan for any reason, other than as set out in sections 7.07(a)-(d), then, unless otherwise determined by the Committee in its sole discretion,:

(i)	all Restricted Share Units that are unvested as at the Termination Date shall automatically and immediately be forfeited on the Termination Date, and

(ii)	all Restricted Share Units that are vested as at the Termination Date shall be paid to the Participants in accordance with the terms of the Plan and the Award Agreement.

7.08	Payment in Settlement of Restricted Share Units.

When and if Restricted Share Units become payable, the Participant issued such Restricted Share Units shall be entitled to receive payment from the Company in settlement of such Restricted Share Units: (i) in cash, in an amount equal to the product of the FMV of a Share on the applicable settlement date multiplied by the number of Restricted Share Units being settled, (ii) in a number of Shares (issued from treasury) equal to the number of Restricted Share Units being settled, (iii) in some combination thereof, or (iv) in any other form, all as determined by the Committee at its sole discretion. The Committee’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the Restricted Share Units.

ARTICLE 8
DEFERRED SHARES UNITS

8.01	Grant of Deferred Share Units.

Subject to any provisions of the Plan or the applicable Award Agreement, regulatory requirements and the policies of the Exchange, the Committee, at any time and from time to time, may grant Deferred Share Units to Participants in such amounts and upon such terms as the Committee shall determine.

8.02	Deferred Share Unit Agreement.

Each Deferred Share Unit grant shall be evidenced by an Award Agreement that shall specify the number of Deferred Share Units granted, the settlement date for Deferred Share Units, and any other provisions as the Committee shall determine, including, but not limited to a requirement that Participants pay a stipulated purchase price for each Deferred Share Unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of the Exchange, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Deferred Share Units.

8.03	Non-transferability of Deferred Share Units.

The Deferred Share Units granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. All rights with respect to the Deferred Share Units granted to a Participant under the Plan shall be available during such Participant’s lifetime only to such Participant.

8.04	Black Out Periods.

If the date on which a Deferred Share Unit is scheduled to expire occurs during, or within 10 business days after the last day of a Black Out Period applicable to such Participant, then the expiry date for such Award shall be extended to the last day of such 10 business day period.

8.05	Dividends and Other Distributions.

Participants holding Deferred Share Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or Dividend Equivalents while they are so held in a manner determined by the Committee in its sole discretion. Dividend Equivalents shall not apply to an Award unless specifically provided for in the Award Agreement. The Committee may apply any restrictions to the dividends or Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or Dividend Equivalents, including cash, Shares or Deferred Share Units.

8.06	Vesting, Termination of Employment, Consultancy or Directorship.

Subject to any provisions of the Plan or the applicable Award Agreement, regulatory requirements, or the policies of the Exchange, Deferred Share Units shall vest on the Termination Date, unless otherwise determined by the Committee. Subjection to this section 8.06, each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Deferred Share Units following the Termination Date. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Deferred Share Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, provided that provisions shall comply with applicable policies of the Exchange. If the Award Agreement does not specify the effect of a termination or resignation of employment then the following default rules will apply, provided that, notwithstanding the foregoing or anything to the contrary herein, in no event can Deferred Share Units terminate more than one (1) year following the Termination Date:

(a)	Death: If a Participant dies while an Employee, Director of, or Consultant to, the Company or an Affiliate of the Company:

(i)	all Deferred Share Units that are unvested as at the Termination Date shall automatically and immediately vest on the Termination Date; and

(ii)

all Deferred Share Units that are vested as at the Termination Date (including those that vested pursuant to (i) above) shall be paid to the Participant’s estate in accordance with the terms of the Plan and the Award Agreement.

(b)

Disability: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their Disability, then all Deferred Share Units remain and continue to vest in accordance with the terms of the Plan for a period of 90 days after the Termination Date, provided that any Deferred Share Units that have not vested within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(c)

Retirement: If a Participant Retires, all Deferred Share Units that are unvested as at the Termination Date shall automatically and immediately vest on the Termination Date. Notwithstanding the above, for U.S. Participants, the treatment of Deferred Share Units upon retirement shall be provided for in the Award Agreement.

(d)

Termination for Cause: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their termination for Cause, then all Deferred Share Units, whether vested or not as at the Termination Date, shall automatically and immediately be forfeited on the Termination Date.

(e)

Termination without Cause or Voluntary Resignation: If a Participant ceases to be eligible to be a Participant under the Plan for any reason, other than as set out in sections 8.06(a)-(d), then, unless otherwise determined by the Committee in its sole discretion,:

(i)	all Deferred Share Units that are unvested as at the Termination Date shall automatically and immediately be forfeited on the Termination Date, and

(ii)	all Deferred Share Units, if any, that are vested as at the Termination Date, shall be paid to the Participants in accordance with the terms of the Plan and the Award Agreement.

8.07	Payment in Settlement of Deferred Share Units

When and if Deferred Share Units become payable, the Participant issued such Deferred Share Units shall be entitled to receive payment from the Company in settlement of such Deferred Share Units: (i) in cash, in an amount equal to the product of the FMV of a Share on the applicable settlement date less the stipulated purchase price for the Deferred Share Units being settled, if any, multiplied by the number of Deferred Share Units being settled, (ii) in a number of Shares (issued from treasury) equal to the number of Deferred Share Units being settled, (iii) in some combination thereof, or (iv) in any other form, all as determined by the Committee at its sole discretion. The Committee’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the Deferred Share Units.

ARTICLE 9
PERFORMANCE SHARE UNITS

9.01	Grant of Performance Share Units.

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to Participants in such amounts and upon such terms as the Committee shall determine.

9.02	Value of Performance Share Units.

Each Performance Share Unit shall have an initial value equal to the FMV of a Share on the date of grant. The Committee shall set performance criteria for a Performance Period in its discretion, which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and set forth in the Award Agreement, the value and/or number of each Performance Share Unit that will be paid to the Participant.

9.03	Earning of Performance Share Units.

Subject to the terms of the Plan and the applicable Award Agreement, after the applicable Performance Period has ended, the holder of Performance Share Units shall be entitled to receive payout in accordance with section 9.04 on the value and number of Performance Share Units, determined as a function of the extent to which the corresponding performance criteria have been achieved. Notwithstanding the foregoing, the Company shall have the ability to require the Participant to hold any Shares received pursuant to such Award for a specified period of time.

9.04	Form and Timing of Payment of Performance Share Units.

Payment of earned Performance Share Units shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Share Units in the form of: (i) cash equal to the value of the earned Performance Share Units at the end of the applicable Performance Period, (ii) a number of Shares issued from treasury equal to the number of earned Performance Share Units at the end of the applicable Performance Period, or (iii) in a combination thereof in the discretion of the Company. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the grant of the Award or reserved for later determination.

9.05	Dividends and Other Distributions.

Participants holding Performance Share Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or Dividend Equivalents while they are so held in a manner determined by the Committee in its sole discretion. Dividend Equivalents shall not apply to an Award unless specifically provided for in the Award Agreement. The Committee may apply any restrictions to the dividends or Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or Dividend Equivalents, including cash, Shares or Performance Share Units.

9.06	Termination of Employment, Consultancy or Directorship.

Subject to this section 9.06, each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Share Units following the Termination Date. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Share Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, provided that the provisions shall comply with applicable policies of the Exchange. If the Award Agreement does not specify the effect of a termination or resignation of employment then the following default rules will apply, provided that, notwithstanding the foregoing or anything to the contrary herein, in no event can Performance Share Units terminate more than one (1) year following the Termination Date:

(a)	Death: If a Participant dies while an Employee, Director of, or Consultant to, the Company or an Affiliate of the Company:

(i)

all Performance Share Units that are unvested as at the Termination Date shall vest pro rata on the Termination Date, taking into account the period that has elapsed between the date of grant of such Performance Share Units and the Termination Date, provided the performance vesting conditions set out in the Award Agreement have been satisfied throughout such period, and where such conditions have not been satisfied, such unvested Performance Units or portion thereof shall automatically and immediately expire and be forfeited on the Termination Date; and

(ii)

all Performance Share Units that are vested as at the Termination Date (including those that vested pursuant to (i) above) shall be paid to the Participant’s estate in accordance with the terms of the Plan and the Award Agreement.

(b)

Disability: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their Disability, then all Performance Share Units remain and continue to vest in accordance with the terms of the Plan for a period of 90 days after the Termination Date, provided that any Performance Share Units that have not vested within 90 days after the Termination Date shall automatically and immediately expire and be forfeited on such date.

(c)

Retirement: If a Participant Retires then the Committee shall have the discretion, with respect to such Participant’s Performance Share Units, to determine: (i) whether to accelerate vesting of any or all of such Performance Share Units, (ii) whether any of such Performance Share Units shall be cancelled, with or without payment, and (iii) how long, if at all, such Performance Share Units may remain outstanding following the Termination Date; provided, however, that in no event shall such Performance Share Units remain outstanding for more than 12 months after the Termination Date. Notwithstanding the above, for U.S. Participants, the treatment of Performance Share Units upon retirement shall be provided for in the Award Agreement.

(d)

Termination for Cause: If a Participant ceases to be eligible to be a Participant under the Plan as a result of their termination for Cause, then all Performance Share Units, whether vested or not as at the Termination Date, shall automatically and immediately be forfeited on the Termination Date.

(e)

Termination without Cause or Voluntary Resignation: If a Participant ceases to be eligible to be a Participant under the Plan for any reason, other than as set out in sections 9.06(a)-(d), then, unless otherwise determined by the Committee in its sole discretion,:

(i)	all Performance Share Units that are unvested as at the Termination Date shall automatically and immediately be forfeited on the Termination Date, and

(ii)	all Performance Share Units that are vested as of the Termination Date shall be paid to the Participants in accordance with the terms of the Plan and the Award Agreement.

9.07	Non-transferability of Performance Share Units.

Performance Share Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant’s rights under the Plan shall inure during such Participant’s lifetime only to such Participant.

ARTICLE 10
BENEFICIARY DESIGNATION

10.01	Beneficiary.

A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times as prescribed by the Committee and by using such forms and following such procedures approved or accepted by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the beneficiary shall be the Participant’s estate.

10.02	Discretion of the Committee.

Notwithstanding the provisions above, the Committee may, in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 10, or both, in favor of another method of determining beneficiaries.

ARTICLE 11
RIGHTS OF PERSONS ELIGIBLE TO PARTICIPATE

11.01	Employment.

Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate of the Company to terminate any Participant’s employment, consulting or other service relationship with the Company or the Affiliate at any time, nor confer upon any Participant any right to continue in the capacity in which the Participant is employed or otherwise serves the Company or the Affiliate.

Neither an Award nor any benefits arising under the Plan shall constitute part of an employment or service contract with the Company or an Affiliate of the Company, and, accordingly, subject to the terms of the Plan, the Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or its Affiliates for severance payments or otherwise, except as provided in the Plan.

For purposes of the Plan, unless otherwise provided by the Committee, a transfer of employment of a Participant between the Company and an Affiliate of the Company or among Affiliates of the Company, shall not be deemed a termination of employment. The Committee may provide, in a Participant’s Award Agreement or otherwise, the conditions under which a transfer of employment to an entity that is spun off from the Company or an Affiliate of the Company shall not be deemed a termination of employment for purposes of an Award.

11.02	Participation.

No Employee or other Person eligible to participate in the Plan shall have the right to be selected to receive an Award. No person selected to receive an Award shall have the right to be selected to receive a future Award, or, if selected to receive a future Award, the right to receive such future Award on terms and conditions identical or in proportion in any way to any prior Award.

11.03	Rights as a Shareholder.

A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the holder of such Shares.

ARTICLE 12
CHANGE OF CONTROL

12.01	Change of Control and Termination of Employment.

Subject to section 12.02, if there is a Change of Control, any Awards held by a Participant shall automatically vest following such Change of Control, on the Termination Date, if the Participant is an Employee, officer or a Director and:

(i)	their employment, or officer or Director position is terminated by the Company or an Affiliate of the Company (except for a termination with Cause) within 12 months following the Change of Control; or

(ii)	they resign or Retire for Good Reason within 12 months following the Change of Control,

provided that no acceleration of Awards shall occur in the case of a Participant that was retained to provide Investor Relations Activities unless the approval of the Exchange is either obtained or not required.

12.02	Discretion to Board.

Notwithstanding any other provision of the Plan, in the event of an actual or potential Change of Control, the Committee may, in its sole discretion, without the necessity or requirement for the agreement of any Participant, subject to applicable laws and the policies of the Exchange: (i) accelerate, conditionally or otherwise, on such terms as it sees fit (including, but not limited to those set out in (iii) and (iv) below), the vesting date of any Awards; (ii) permit the conditional redemption or exercise of any Awards, on such terms as it sees fit; (iii) otherwise amend or modify the terms of any Awards, including for greater certainty by (1) permitting Participants to exercise or redeem any Awards to assist the Participants to participate in the actual or potential Change of Control, or (2) providing that any Awards exercised or exercised shall be exercisable or redeemed for, in lieu of Shares, such property (including shares of another entity or cash) that shareholders of the Company will receive in the Change of Control; and (iv) terminate, following the successful completion of a Change of Control, on such terms as it sees fit, the Awards not exercised or redeemed prior to the successful completion of such Change of Control. With respect to U.S. Participant, the treatment of Awards upon a Change of Control shall be provided for in the Award Agreement.

12.03	Non-Occurrence of Change of Control.

In the event that any Awards are conditionally exercised pursuant to section 12.02 above and the Change of Control does not occur, the Committee may, in its sole discretion, determine that any (i) Awards so exercised shall be reinstated as the type of Award prior to such exercise, and (ii) Shares issued be cancelled and any exercise or similar price received by the Company shall be returned to the Participant.

12.04	Agreement with Purchaser in a Change of Control.

In connection with a Change of Control, the Committee may be permitted to condition any acceleration of vesting on the Participant entering into an employment, confidentiality or other agreement with the purchaser as the Committee deems appropriate.

ARTICLE 13
AMENDMENT AND TERMINATION

13.01	Amendment and Termination.

The Board at any time, and from time to time, may amend or suspend any provision of an Award or the Plan, or terminate the Plan, subject to those provisions of a (including, without limitation, the rules, regulations and policies of the Exchange), if any, that require the approval of security holders or any governmental or regulatory body regardless of whether any such amendment or suspension is material, fundamental or otherwise, and notwithstanding any rule of common law or equity to the contrary.

Without limiting the generality of the foregoing, the Board may make the following types of amendments to this Plan or any Awards without seeking security holder approval:

(i)

amendments of a "housekeeping" or administrative nature, including any amendment for the purpose of curing any ambiguity, error or omission in this Plan, or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan;

(ii)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Exchange);

(iii)	amendments necessary for Awards to qualify for favourable treatment under applicable tax laws;

(iv)	amendments to the vesting provisions of this Plan or any Award;

(v)

subject to the approval of the Exchange, amendments to the termination or early termination provisions of this Plan or any Award, whether or not such Award is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date of the Award; and

(vi)	amendments necessary to suspend or terminate this Plan.

No such amendment of the Plan or Award Agreement may be made if such amendment would materially and adversely impair any rights arising from any Awards previously granted to a Participant under the Plan without the consent of the Participant or the representatives of the Participant’s estate, as applicable. Any amendment that would cause an Award held by a Participant that is a U.S. taxpayer to fail to comply with Section 409A of the Code shall be null and void with respect to such Participant. No amendment to the Plan shall be made which would cause the Plan, in respect of any Awards, to cease to be a plan described in regulation 6801(d) of the Income Tax Act (Canada) or any successor to such provision.

13.02	Amendments Requiring Shareholder Approval.

Disinterested shareholder approval shall be obtained for the following types of amendments:

(i)	any reduction in the Option Price of an Option or the Grant Price of a SAR if the Participant is an Insider of the Company at the time of the proposed amendment;

(ii)	any amendment to increase the maximum number of Shares issuable under this Plan, other than as set out herein;

(iii)	any amendment to remove or to exceed the Insider participation limit set out in Section 1.01(a);

(iv)	any amendment extending the term of an Option beyond the original Expiry Date, except as provided in Section 6.02;

(v)	any amendment to the amendment provisions;

(vi)	any amendment that would allow for the transfer or assignment of Awards under this Plan, other than for normal estate settlement purposes; and

(vii)	amendments required to be approved by security holders under applicable law (including the rules, regulations and policies of the Exchange).

ARTICLE 14
WITHHOLDING

14.01	Withholding.

The Company or any of its Affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or the Affiliate, an amount sufficient to satisfy federal, provincial and local taxes or domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising from or as a result of the Plan or any Award hereunder. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold and sell Shares or the Participant making such other arrangements, including the sale of Shares, in either case on such conditions as the Committee specifies.

14.02	Acknowledgement.

Participant acknowledges and agrees that the ultimate liability for all taxes legally payable by Participant is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company. Participant further acknowledges that the Company: (a) makes no representations or undertakings regarding the treatment of any taxes in connection with any aspect of the Plan; and (b) does not commit to and is under no obligation to structure the terms of the Plan to reduce or eliminate Participant’s liability for taxes or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction, Participant acknowledges that the Company may be required to withhold or account for taxes in more than one jurisdiction.

ARTICLE 15
SUCCESSORS

Any obligations of the Company or its Affiliates under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or its Affiliates, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the businesses and/or assets of the Company or the Affiliate, as applicable.

ARTICLE 16
GENERAL PROVISIONS

16.01	Delivery of Title.

The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.02	Investment Representations.

The Committee may require each Participant receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

16.03	Uncertificated Shares.

To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the policies of the Exchange.

16.04	No Fractional Shares.

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In such an instance, unless the Committee determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.

16.05	Other Compensation and Benefit Plans; No Value.

Nothing in the Plan shall be construed to limit the right of the Company or an Affiliate of the Company to establish other compensation or benefit plans, programs, policies or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such other plan, policy, program or arrangement. No value shall be attributed to any Award, or any potential grant of any Award, as part of any calculation of a Participant’s applicable notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, or damages for the failure to provide reasonable notice, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner).

16.06	No Constraint on Corporate Action.

Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s or its Affiliates’ right or power to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or its Affiliates to take any action which such entity deems to be necessary or appropriate.

16.07	Compliance with Canadian Securities Laws.

All Awards and the issuance of Shares underlying such Awards issued pursuant to the Plan will be issued pursuant to an exemption from the prospectus requirements of Canadian securities laws where applicable.

16.08	Compliance with U.S. Securities Laws.

All Awards and the issuance of Shares underlying such Awards issued pursuant to the Plan will be issued pursuant to the registration requirements of the U.S. Securities Act of 1933, as amended or an exemption from such registration requirements. If the Awards or Shares are not so registered and no such registration exemption is available, the Company shall not be required to issue any Shares otherwise issuable hereunder.

ARTICLE 17
LEGAL CONSTRUCTION

17.01	Number.

Except where otherwise indicated by the context, the plural shall include the singular, and the singular shall include the plural.

17.02	Severability.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.03	Requirements of Law.

The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required. The Company or an Affiliate of the Company shall receive the consideration required by law for the issuance of Awards under the Plan.

The inability of the Company or an Affiliate of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company or the Affiliate to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company or the Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.04	Governing Law.

The Plan and each Award Agreement shall be governed by the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

17.05	Compliance with Section 409A of the Code.

(a)

To the extent the Plan is applicable to a particular Participant subject to the Code, it is intended that the Plan and any Awards made hereunder shall not provide for the payment of “deferred compensation” within the meaning of Section 409A of the Code or shall be structured in a manner and have such terms and conditions that would not cause such a Participant to be subject to taxes and interest pursuant to Section 409A of the Code. The Plan and any Awards made hereunder shall be administrated and interpreted in a manner consistent with this intent.

(b)

To the extent that any amount or benefit in favour of a Participant who is subject to the Code would constitute “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Agreement by reason of the occurrence of a Change of Control or the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless: (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the description or definition of “change in control event,” “disability,” or “separation from service,” as the case may be, in Section 409A of the Code and applicable proposed or final Treasury regulations thereunder, and (ii) the payment or distribution of such amount or benefit would otherwise comply with Section 409A of the Code and not subject the Participant to taxes and interest pursuant to Section 409A of the Code. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Agreement.

(c)	The Committee shall use its reasonable discretion to determine the extent to which the provisions of this section 17.05 will apply to a Participant who is subject to taxation under the ITA.

17.06	Priority of Agreements.

In the event of any inconsistency or conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

17.07	Effective Date of Plan.

Upon the approval of the Exchange (if necessary) and the shareholders of the Company (whichever comes later), the Plan shall become effective (the “Effective Date”) .